STATE OF NORTH CAROLINA                         AMENDMENT TO
                                                EMPLOYMENT AGREEMENT
COUNTY OF MECKLENBURG


         THIS AMENDMENT, made and entered into effective the 28th day of August 1997, by and between FAMILY DOLLAR STORES, INC., a Delaware corporation (hereinafter referred to as the "Company"); and Howard R. Levine (hereinafter referred to as the "Employee");

                        W I T N E S S E T H:

         WHEREAS, the Company and the Employee entered into an Employment Agreement dated April 29, 1997 (hereinafter referred to as the "Agreement)"; and

         WHEREAS, the Company and the Employee desire to amend the Agreement;

         NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Employee agree as follows:

         1. The first paragraph of Section 5.01 of the Agreement is deleted and the following paragraph is substituted in lieu thereof:

         "5.01 In consideration of the services to be rendered by the Employee pursuant to this Agreement, the Company shall pay, or cause to be paid, to the Employee a weekly base salary (i) from the Commencement Date to August 31, 1997, of $5,769.24 ($300,000.00 per annum), and (ii) from September 1, 1997, to August 31, 1998, of $6,250.00 ($325,000.00 per annum)."

         2. All other terms and provisions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement in triplicate, all as of the day and year first above written.

                                 FAMILY DOLLAR STORES, INC.
Attest:
                                 By LEON LEVINE
                                    LEON LEVINE
                                    Chairman of the Board
GEORGE R. MAHONEY, JR.
GEORGE R. MAHONEY, JR.
Secretary

(Corporate Seal)
                                    HOWARD R. LEVINE  (SEAL)
                                    HOWARD R. LEVINE
Witness:
JANICE B. BURRIS
JANICE B. BURRIS